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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated April 7, 1997, except for Note 6, as to which the date is May 21, 1997, on our audits of the consolidated financial statements of Datamax International Corporation as of February 29, 1996 and February 28, 1997 and for each of the three years in the period ended February 28, 1997. We also consent to the reference to our Firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.
Orlando, Florida
May 30, 1997